UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 30, 2008

TEAMSTAFF, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-18492

NEW JERSEY (State or other jurisdiction of incorporation or organization)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive, Suite 130
Somerset, New Jersey 08873
(Address and zip code of principal executive offices)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information disclosed in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 31, 2008, TeamStaff, Inc. (the “Registrant”) and TeamStaff Rx, Inc., its wholly-owned subsidiary, completed the previously announced sale of its per diem nurse staffing business located in Memphis, Tennessee and operating under the name of Nursing Innovations, to Temps, Inc. Under the terms of the definitive Asset Purchase Agreement, dated as of January 29, 2008 (“Asset Purchase Agreement”), the Registrant received a cash purchase price of $447,000 for the acquired business and related assets. $90,000 of the purchase price, however, will be escrowed for a period of six months from the closing date. Payment to TeamStaff will be subject to the downward adjustment for the amount of pre-closing accounts receivables uncollected by the purchaser during such six-month period.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed herewith as Exhibits 2.1, and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.
Exhibit 2.1	Asset Purchase Agreement, dated as of January 29, 2008, by and among Temps, Inc., TeamStaff, Inc. and TeamStaff Rx, Inc.
Exhibit 99.1	Press Release dated January 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEAMSTAFF INC.

By:	/s/ Rick J. Filippelli
Name:	Rick J. Filippelli
Title:	President and Chief Executive Officer
Date:	February 5, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of January 29, 2008, by and among Temps, Inc., TeamStaff, Inc. and TeamStaff Rx, Inc.
99.1	Press Release dated January 30, 2008